L:\secdraft\version4\exhib11.doc 4
                                                                      EXHIBIT 11


                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                         ATTRIBUTABLE TO COMMON STOCKS
                                  (Unaudited)

                                                  Three Months Ended
                                                    June 30, 1997
                                                  $1-2/3
                                                 Par Value       Class H
                                                  Common          Common
                                                    Stock          Stock
                                                  (Dollars in Millions
                                                  Except Per Share Amounts)


Net income                                         $1,961           $137
Dividends on preference stocks                         20              -
                                                   ------          -----
  Earnings on common stocks                         1,941            137
Dividends on common stocks                            362             25
                                                    -----           ----
    Net earnings retained                          $1,579           $112
                                                    =====            ===


Weighted average shares outstanding (in millions)     724            101

Per Share Data
Net earnings retained per share                      $2.18          $1.10
Cash dividends per share                              0.50           0.25
                                                      ----           ----
  Net earnings per share                             $2.68          $1.35
                                                      ====           ====



Note: The difference between fully diluted and primary earnings per share is immaterial.

                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                  ATTRIBUTABLE TO COMMON STOCKS - Continued
                                  (Unaudited)


                                                    Three Months Ended
                                                        June 30, 1996
                                               $1-2/3
                                              Par Value    Class E    Class H
                                                Common     Common     Common
                                                Stock       Stock      Stock
                                                     (Dollars in Millions
                                                   Except Per Share Amounts)

Income from continuing operations              $2,021      $    -       $75
Loss from discontinued operations                 (15)       (194)        -
                                               ------        -----     ----
  Net income (loss)                             2,006        (194)       75
Dividends on preference stocks                     20           -         -
                                               ------       -----      ----
  Earnings (loss) on common stocks              1,986        (194)       75
Dividends on common stocks                        300          73        23
                                               ------        ----        --
    Net earnings retained (loss accumulated)   $1,686       $(267)      $52
                                                =====         ===        ==


Net earnings retained from continuing
   operations                                  $1,701       $   -       $52
                                                =====        ====        ==
Loss accumulated from discontinued operations    $(15)      $(267)     $  -
                                                   ==         ===       ===

Weighted average shares outstanding (in millions) 756         479        98
                                                  ===         ===        ==

Per Share Data
Net earnings retained per share from
  continuing operations                         $2.25       $   -     $0.53
Loss accumulated per share from
  discontinued operations                       (0.02)      (0.56)        -
Cash dividends per share                         0.40        0.15      0.24
                                                 ----        ----      ----
  Net earnings (loss) per share                 $2.63      $(0.41)    $0.77
                                                 ====        ====      ====




Note: The difference between fully diluted and primary earnings per share is immaterial.

                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                  ATTRIBUTABLE TO COMMON STOCKS - Continued
                                  (Unaudited)

                                                      Six Months Ended
                                                         June 30, 1997
                                                    $1-2/3
                                                   Par Value       Class H
                                                    Common         Common
                                                     Stock          Stock
                                                    (Dollars in Millions
                                                   Except Per Share Amounts)


Net income                                         $3,698           $196
Dividends on preference stocks                         40              -
                                                  -------          -----
  Earnings on common stocks                         3,658            196
Dividends on common stocks                            739             50
                                                   ------           ----
    Net earnings retained                          $2,919           $146
                                                    =====            ===


Weighted average shares outstanding (in millions)     736            101

Per Share Data
Net earnings retained per share                      $3.98          $1.44
Cash dividends per share                              1.00           0.50
                                                      ----           ----
  Net earnings per share                             $4.98          $1.94
                                                      ====           ====



Note: The difference between fully diluted and primary earnings per share is immaterial.

                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                  ATTRIBUTABLE TO COMMON STOCKS - Concluded
                                  (Unaudited)


                                                      Six Months Ended
                                                        June 30, 1996
                                               $1-2/3
                                             Par Value     Class E    Class H
                                               Common      Common     Common
                                               Stock        Stock      Stock
                                                    (Dollars in Millions
                                                  Except Per Share Amounts)

Income from continuing operations              $2,745      $    -      $151
Income (loss) from discontinued operations         (5)         15         -
                                              -------          --     -----
  Net income                                    2,740          15       151
Dividends on preference stocks                     40           -         -
                                               ------       -----     -----
  Earnings on common stocks                     2,700          15       151
Dividends on common stocks                        606         145        46
                                               ------         ---      ----
    Net earnings retained (loss accumulated)   $2,094       $(130)     $105
                                                =====         ===       ===


Net earnings retained from continuing
   operations                                  $2,099       $   -      $105
                                                =====        ====       ===
Loss accumulated from discontinued operations     $(5)      $(130)     $  -
                                                   ==         ===       ===

Weighted average shares outstanding (in millions) 756         470        98
                                                  ===         ===        ==

Per Share Data
Net earnings retained per share from continuing
   operations                                   $2.78       $   -     $1.07
Loss accumulated per share from
   discontinued operations                      (0.01)      (0.26)        -
Cash dividends per share                         0.80        0.30      0.48
                                                 ----        ----      ----
  Net earnings per share                        $3.57       $0.04     $1.55
                                                 ====        ====      ====




Note: The difference between fully diluted and primary earnings per share is immaterial.